U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                      ---------------------
                            FORM 8-K
                      ---------------------

         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                       September 21, 2001

                 Commission File Number: 0-29933



                  TRANSAMERICAN HOLDINGS, INC.
      ----------------------------------------------------
         (Name of Small Business Issuer in its Charter)


Nevada, U.S.A.                                         77-0434471
(State or other Jurisdiction                        (IRS Employer
of Incorporation or Organization)             Identification No.)


               9601 Wilshire Boulevard, Suite 620,
                 Beverly Hills, California 90210
            (Address of principal executive offices)


                         (310) 271-4159
                   (Issuer's telephone number)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

       On September 21, 2001, TransAmerican Holdings, Inc. ("TransAmerican" or the "Company") rescinded the transactions contemplated by the Agreement and Plan of Reorganization, dated as of May 17, 2001 (the "Agreement"), among itself, Certified Satellite Installers, Inc. ("CSI") and certain shareholders of CSI. Our rescission of the CSI acquisition transaction, which was initially reported on a Form 8-K filed July 16, 2001, will result in the divestiture of CSI from TransAmerican, effective September 21, 2001.

      As part of the agreement to rescind, CSI and Jay M. Avenatti, President of CSI, have executed a Promissory Note payable to TransAmerican in an amount representing the sum total of all funds advanced thusfar by TransAmerican to CSI pursuant to the intended acquisition. In addition to Jay Avenatti's personal guarantee of the Note, the Note is also collateralized and secured by all of the assets of CSI, both present and future, including its accounts receivable, inventory and equipment. In addition, all shares of TransAmerican Common Stock due to be issued pursuant to the Agreement have been and continue to be in our possession, and due to the rescission of the CSI transaction, these shares will not be distributed to the CSI shareholders, but rather will be either cancelled or retained as treasury stock.



                           SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                  TRANSAMERICAN HOLDINGS, INC.


Date: September 24, 2001           By: /s/ Najib E. Choufani
                                      -------------------------
                                           Najib E. Choufani
                                           Chairman and CEO